Q2 FY 2015 Earnings

Prepared Comments and Slides

May 21, 2015

Michael Iburg
Investor Relations
Phone: 408-333-0233
miburg@Brocade.com

Kristy Campbell
Media Relations
Phone: 408-333-4221
kcampbel@Brocade.com

NASDAQ: BRCD

Brocade Q2 FY 2015 Earnings    5/21/2015

Prepared comments provided by Michael Iburg, Investor Relations

Thank you for your interest in Brocade’s Q2 Fiscal 2015 earnings presentation, which includes prepared remarks, cautionary statements and disclosures, slides, and a press release detailing fiscal second quarter 2015 results. The press release, along with these prepared comments and slides, has been furnished to the SEC on Form 8-K and has been made available on the Brocade Investor Relations website at www.brcd.com. The press release will be issued subsequently via Marketwired.

© 2015 Brocade Communications Systems, Inc.     Page 2 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Cautionary Statements and Disclosures

Please See Risk Factors on Form 10-Q and Form 10-K Filed with the SEC

This presentation, with prepared remarks, contains forward-looking statements including, but not limited to, statements regarding Brocade's financial results, goals, plans, assumptions, strategy, business outlook, revenue, margins, expenses, tax rate, earnings, cash flows, capital expenditures, stock buybacks, inventory, IT spending and prospects. These statements are based on current expectations as of the date of this presentation and involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly. The risks, uncertainties and assumptions include, but are not limited to: the effect on Brocade of increasing market competition and changes in the industry; Brocade's ability to execute on its sales strategy and plans for future operations; the impact on Brocade of macroeconomic trends and events and changes in IT spending levels; Brocade's ability to introduce and achieve market acceptance of new products and support offerings on a timely basis; risks associated with Brocade's international operations; and integration and other risks associated with acquisitions, divestitures and strategic investments. These and other risks are set forth in more detail in Brocade's Form 10-Q for the fiscal quarter ended January 31, 2015, and in Brocade's Annual Report on Form 10-K for the fiscal year ended November 1, 2014. Brocade expressly assumes no obligation to update any such forward-looking statements whether as the result of new developments or otherwise.

In addition, this presentation may include various third-party estimates regarding market share and other measures, which do not necessarily reflect the views of Brocade. Further, Brocade does not guarantee the accuracy or reliability of any such information.

To supplement financial information presented on a GAAP basis, Brocade provides information presented on a non-GAAP basis. The most directly comparable GAAP information and a reconciliation between the GAAP and non-GAAP amounts is provided in the appendix to this presentation and in the accompanying press release, which has been furnished to the SEC on Form 8-K and posted on Brocade's website. In addition, an explanation of the ways in which Brocade's management uses these non-GAAP measures to evaluate its business, the substance behind Brocade's management's decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Brocade's management compensates for those limitations, and the substantive reasons why Brocade's management believes that these non-GAAP measures provide useful information to investors is included in the accompanying press release. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for financial information prepared in accordance with GAAP.

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 3 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Agenda

Prepared Comments Followed by Live Q&A Call

Lloyd Carney
CEO

Dan Fairfax
CFO

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Today’s prepared comments include remarks by Lloyd Carney, Brocade CEO, regarding the company’s quarterly results, its strategy, and a review of operations, as well as industry trends and market/technology drivers related to its business; and by Dan Fairfax, Brocade CFO, who will provide a financial review.

A management discussion and live question and answer conference call will be webcast at
2:30 p.m. Pacific Time on May 21 at www.brcd.com and will be archived on the Brocade Investor Relations website.

© 2015 Brocade Communications Systems, Inc.     Page 4 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Fiscal 2015: Q2 Earnings

Lloyd Carney, CEO

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Lloyd Carney, CEO

© 2015 Brocade Communications Systems, Inc.     Page 5 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Q2 15 Executive Summary

Overall Results

- $547M revenue, up 2% Yr./Yr.
- $0.18 GAAP EPS, up from loss in Q2 14
- $0.22 non-GAAP EPS(1), up 14% Yr./Yr.
- 68.8% non-GAAP gross margin(1), up 210 basis points Yr./Yr.
- 24.6% non-GAAP operating margin(1), up 140 basis points Yr./Yr.

Highlights

- Closed SteelApp and Connectem acquisitions
- Launched IP Storage solutions portfolio
- Opened expanded development center in Bangalore, India
- Drove strategic partner alignment and joint selling opportunities
- Announced third quarter dividend increase

(1) Non-GAAP, please see GAAP reconciliation in appendix.

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Our achievements in the second quarter highlight the success of our data center-focused strategy and innovation in software-enabled networking. We grew our data center IP revenue, both sequentially and year over year, and continued to advance our product and technology roadmap in both storage and IP networking.

While SAN revenue was at the low end of our outlook for Q2 2015, growth in IP Networking revenue across our key markets was strong and above our long-term model of 8% to 12% growth. Furthermore, we achieved strong gross margin and operating margin performance in the quarter, and we are on track to meet our full-year FY15 operating margin goals.

We also generated cash well above our forecasted range in Q2, primarily through higher profits and working capital improvements. Brocade’s Board of Directors authorized a significant increase in our Q3 2015 dividend of 29%, in support of our ongoing commitment to return cash to our shareholders.

During the quarter, we completed the acquisitions of both the SteelApp assets from Riverbed Technology and Connectem, expanding our portfolio of virtual IP networking products and services to include some of the most advanced application delivery and evolved packet core technology in the industry. These acquisitions complement our industry-leading solutions for the New IP to further support cloud, mobile, and social initiatives.

We opened a state-of-the-art development center in Bangalore, India in April. We can now deliver from India proof-of-concepts and pilot projects for customers and partners worldwide.

Our Q2 product announcements also underscore our commitment to delivering solutions for the demands business-critical storage workloads place on IP networks. Leveraging Brocade’s 20 years of best-practice expertise in storage area networking, we introduced the industry’s broadest portfolio of storage class connectivity solutions.

We are driving strong alignment and Brocade preference throughout our partner ecosystem to bring our innovative products to market. Brocade is committed to delivering best-in-class storage and networking solutions that enable new business opportunities and add strategic value to our partners.

© 2015 Brocade Communications Systems, Inc.     Page 6 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Storage Networking Business Summary

2H Business Drivers

Brocade GEN 5 Fibre Channel

EMC²

IBM

Storage Portfolio

Highlights

- Revenue performance impacted by softer storage demand and OEM partner operational issues
- 2H 15 opportunity from partner product ramps
- Increasing Fibre Channel-attach opportunity in flash-based storage

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Q1 2015 was one of the strongest quarters in Brocade history for SAN revenue, yet sales in Q2 were seasonally softer and at the low end of our expectations. The SAN decline was primarily the result of softer storage demand and partner-specific issues that impacted the low-end switch and server blade revenue. We hope to recapture some of that opportunity over time. Aside from normal seasonality in Q3, we see several catalysts in the second half of the fiscal year.

IBM is currently ramping its new z13 mainframe and DS8870 storage systems that leverage our Gen 5 FICON and Fibre Channel technology in the durable mainframe environment.

Also, EMC’s refresh of its VMAX3 family is expected to drive sales in the coming quarters. Moreover, at EMC World, EMC launched a new VSPEX® 100K converged infrastructure solution that leverages Brocade Gen 5 Fibre Channel SAN switches and Brocade Fabric Vision monitoring and network diagnostic software.

In addition, all-flash array deployment continues to grow rapidly as enterprises move to managing both mission-critical and business-critical applications in consolidated, highly virtualized environments. Network performance is critical in high-performance deployments and Fibre Channel continues to be the predominant protocol attached to these flash storage technologies.

For example, our Fibre Channel and IP-based storage networking technologies will be deployed by EMC as a key component for customer solutions based on the new EMC XtremIO 4.0 all-flash storage arrays that were announced at EMC World. The combination of Brocade storage networking with EMC flash enables significant increases in performance and scale for hybrid and private cloud infrastructures.

© 2015 Brocade Communications Systems, Inc.     Page 7 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

IP Networking Business Summary

IP Storage Innovation

Brocade 7840

Brocade VDX 6740

Fabric Vision

Software Leadership

ORCHESTRATION	openstack
CONTROL	Brocade Vyatta Controller, OpenDaylight
SERVICES	Router, Firewall, VPN, NVA, vADC, vEPC
HARDWARE	intel, Brocade VCS Fabric

Highlights

- 19% revenue growth Yr./Yr.
- Launched storage-class switching environment for IP Networking
- Completed strategic acquisitions
- Expanded industry-leading software portfolio

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Q2 was another solid quarter for IP Networking with strong revenue growth from U.S. federal customers, as well as router sales into the service provider market. Our sales results in the first half of the fiscal year, coupled with our expectations for Q3, indicate that we are on track to achieve our growth targets for fiscal 2015. Our portfolio of solutions is addressing the key trends in IP Networking – including the emerging IP storage market and the adoption of New IP technologies for cloud, social, and mobile requirements.
During the second quarter, we announced the industry’s first purpose-built IP storage connectivity portfolio for both data center and disaster recovery applications to help enterprise IT teams manage growth, mitigate risk, and reduce cost. These include IP storage switches for the data center, powered by Brocade VCS fabric technology, IP extension switches built for replication between data centers, and advanced management with Brocade Network Advisor and Fabric Vision technology. The result is a storage-class switching environment that enables resilient, high-performance networks for business-critical IP storage workloads.

In addition to the IP storage opportunity, we continue to expand our software-centric capabilities for the New IP through technology innovation and strategic acquisitions. Our acquisition of Connectem, a pioneer in the LTE virtual evolved packet core (vEPC) market, will provide mobile operators the capability to offer highly differentiated solutions. With unique architectural attributes that leverage cloud computing, network virtualization, and software networking technologies, Connectem delivers higher scale and efficiency on industry-standard x86-based servers. We believe this will be a key enabler for the Internet of Things, including machine-to-machine connectivity, industrial Internet, and enterprise mobile data services.

Connectem compliments our broad portfolio of SDN and NFV technologies, including our industry-leading Brocade Vyatta controller, virtual router, firewall, and VPN products, as well as our network visibility and analytics solutions and the SteelApp virtual application delivery controller solution that we recently acquired from Riverbed Technology. We are pleased with the current progress of integrating the SteelApp and Connectem products and technology into our software networking offerings.

© 2015 Brocade Communications Systems, Inc.     Page 8 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Partnership Success

Expanding Partner Relationships

EMC²

HITACHI DATA SYSTEMS

New IP Innovation at Mobile World Congress

DELL IBM ciena intel HITACHI DATA SYSTEMS redhat hp

Highlights

- Expanding ecosystems to deliver advanced solutions
- Leveraging SAN partnerships for New IP opportunities
- Showcased innovative partner collaborations at Mobile World Congress

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

New IP networks are comprised of best-in-class hardware, software, and services based on open and open-source technologies. Within this context, the companies that will be successful are those that can create an ecosystem of technology, business, and go-to-market partners to penetrate new applications and verticals and gain early market share leadership. Brocade has built our business on strong business and technology partnerships, and, after 20 years, the Brocade partner ecosystem is stronger than ever.

As evidence, many of our solutions were featured at the recent Mobile World Congress event through a number of innovative partner collaborations, including simultaneous demonstrations with Intel, Dell, Red Hat, IBM, HP, Hitachi Data Systems, and Ciena. Our greatly expanded presence at this year’s conference demonstrates how integral Brocade is to the open NFV solutions being designed for the mobile service provider market.

In addition, we are successfully leveraging our long-standing SAN partnerships to provide another customer entry point for Brocade in a variety of IP Networking use cases. This quarter, we made several announcements with EMC that underscore this growing joint opportunity.

Similarly, Hitachi Data Systems now fully integrates Brocade Fibre Channel and IP networking into its customer offerings, and we are a critical component for its unified compute platform solutions, including virtualization with VMware, Microsoft Exchange, and SAP HANA. Our teams are working closely to combine Brocade solutions for the New IP with Hitachi’s Social Innovation solutions.

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Brocade Q2 FY 2015 Earnings    5/21/2015

Summary

- Continued execution of strategic vision
- Growth in the data center presence and offerings
- Expanding storage networking expertise
- Strong partner alignment
- Increasing shareholder value

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

In closing, Q2 highlighted our continued execution towards the strategic vision of the company, which is to grow our presence in the data center, affirm our position as storage networking experts, and be one of the best networking partners in the industry. We are coming to market with the right products at the right time to maximize our opportunity as both storage and IP networking evolve to accommodate new, increasingly demanding business imperatives.
We continue to invest in software-based technologies that enhance the value of our hardware solutions, allowing us to build more strategic relationships with our customers, and underscoring our vision for the New IP. And we are expanding our ecosystem of partners across our technology portfolio to deliver some of the most advanced networking solutions in the industry.

We are pursuing all of these objectives as well as our goal to drive profitable revenue growth and increase shareholder value. We look forward to reporting to you on our continued progress.

© 2015 Brocade Communications Systems, Inc.     Page 10 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Fiscal 2015: Q2 Financials

Dan Fairfax, CFO

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Dan Fairfax, CFO

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Brocade Q2 FY 2015 Earnings    5/21/2015

Key Financial Metrics

	FY15/16 Target[1]	Q2 14	Q3 14	Q4 14	Q1 15	Q2 15	Q2 15 Qtr./Qtr.	Q2 15 Yr./Yr.
Revenue		$537M	$545M	$564M	$576M	$547M	-5%	+2%
SAN product revenue	0 - 2%	$321M	$325M	$325M	$353M	$314M	-11%	-2%
IP Networking prod revenue	8 - 12%	$121M	$133M	$152M	$133M	$145M	+9%	+19%
Global Services revenue	0 - 2%	$95M	$88M	$87M	$90M	$88M	-2%	-7%
Non-GAAP gross margin[2]	66 - 67%	66.7%	67.2%	67.7%	68.4%	68.8%	+40 bps	+210 bps
Non-GAAP operating margin[2]	25 - 27%	23.2%	25.7%	26.8%	28.5%	24.6%	-390 bps	+140 bps
Non-GAAP EPS—diluted[2]		$0.19	$0.23	$0.24	$0.27	$0.22	-19%	+14%
Operating cash flow		$168M	$106M	$158M	$10M	$202M	NA	+20%
Adjusted free cash flow [3]		$167M	$103M	$171M	$10M	$198M	NA	+18%
DSO		35	32	36	38	31	-7	-5
Inventory Turns (annualized)		18	18	19	19	17	-2	-1

(1) FY15/16 Target Model from September 2015 Investor Day.
(2) Non-GAAP, please see GAAP reconciliation in appendix.
(3) Adjusted Free Cash Flow excludes the reclassification of the excess tax benefit from stock-based compensation.

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Fiscal Q2 15 followed a normal quarterly seasonal pattern, with a sequential decline in SAN revenue partially offset by an increase in IP Networking revenue.

Q2 15 revenue of $547M was up 2% Yr./Yr. due to increased IP Networking product revenue, which was up 19% Yr./Yr., primarily due to stronger router revenue and increased sales to both service provider and U.S. federal customers. The increase in IP Networking product revenue was partially offset by lower SAN product revenue, which was down 2% Yr./Yr. as both low-end switch and server blade revenue declined Yr./Yr., primarily the result of softer storage demand and operational issues at certain OEM partners. Director revenue was up 9% Yr./Yr.

Non-GAAP gross margin was 68.8% in Q2 15, up 210 basis points Yr./Yr. due to customer mix (higher sales to service provider and U.S. federal customers), product mix (higher percentage of director and router sales), and lower manufacturing period costs, some of which were one-time in nature. Non-GAAP operating margin was 24.6% in Q2 15, up 140 basis points from Q2 14 primarily due to higher revenue and gross margin.

Q2 15 non-GAAP diluted EPS was $0.22, up from $0.19 in Q2 14, primarily due to higher revenue and gross margin and a lower number of outstanding shares as a result of our share repurchase program.

Operating cash flow of $202M and adjusted free cash flow of $198M were very strong in the quarter and above our Q2 outlook range of $165M to 185M and $155M to 175M, respectively, as DSO decreased 7 days sequentially.

The Q2 15 effective non-GAAP tax rate was 25.7%, up 110 basis points Yr./Yr. and within our expected range.

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Brocade Q2 FY 2015 Earnings    5/21/2015

Total SAN Business Revenue

Product and Global Services Split

$379.5
$379.8
$379.0
$406.9
$366.3
$58.3
$54.6
$53.9
$53.5
$52.8
$321.2
$325.2
$325.1
$353.4
$313.5
Global Services
Products
Millions ($)
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15

Product Split Detail

$321.2
$325.2
$325.1
$353.4
$313.5
$39.5
$35.2
$34.5
$37.6
$28.7
$153.8
$160.4
$160.3
$176.6
$145.4
$127.8
$129.7
$130.3
$139.2
$139.5
Server
Switch
Director
Millions ($)
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15

NOTE: ABOVE GLOBAL SERVICES REVENUE INCLUDES ONLY SAN-BASED SUPPORT AND SERVICES

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Revenue from our total SAN business, including hardware products and SAN-based support and services, in Q2 15 was $366M, down 3% from Q2 14. The lower revenue was primarily the result of softer storage demand and operational issues at certain OEM partners, which impacted low-end switch and server blade revenue. In addition, Q2 14 was a 14-week quarter and included an additional week of support revenue.

Our SAN product revenue was $314M in the quarter, down 2% Yr./Yr. as switch and server sales were down 6% and 27% Yr./Yr., respectively, partially offset by higher director sales, which were up 9% Yr./Yr. Combining fiscal Q1 and Q2, first-half fiscal year 2015 director sales were up 3% Yr./Yr., and first-half fiscal year 2015 switch sales were up 1% Yr./Yr. First-half fiscal year 2015 server sales were down 25% Yr./Yr.

From a total revenue perspective, including SAN and IP Networking, our channels to market have shifted over time due to the growth of the IP Networking revenue and also reflect the seasonal change in segment mix. Total OEM revenue has declined Yr./Yr. to 63% from 68% of total revenue, while Channel/Direct sales have increased to 37% from 32% of total revenue for these reasons.

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Brocade Q2 FY 2015 Earnings    5/21/2015

Total IP Networking Business Revenue

Product and Global Services Split

$157.4
$36.3
$121.1
$165.7
$33.1
$132.6
$185.4
$33.6
$151.8
$169.4
$36.5
$132.9
$180.3
$35.5
$144.7
Global Services
Products
Millions ($)
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15

Product Split Detail

$121.1
$6.2
$42.9
$72.0
$132.6
$7.1
$34.1
$91.4
$151.8
$5.1
$60.4
$86.4
$132.8
$4.4
$53.0
$75.4
$144.7
$7.4
$59.9
$77.4
Other
Routing
Ethernet Switch
Millions ($)
Q2 14
Q3 14
Q4 14
Q1 15
Q2 15

NOTE: ABOVE GLOBAL SERVICES REVENUE INCLUDES ONLY IP NETWORKING-BASED SUPPORT AND SERVICES

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Revenue from our total IP Networking business, including hardware and IP-based support and services, was $180M, up 14% Yr./Yr.

Q2 15 IP Networking product revenue was $145M, up 19% Yr./Yr. due to strong Yr./Yr. growth in both routing (up 40%) and Ethernet switches (up 8%). Geographically, the Yr./Yr. revenue growth was primarily in the Americas (up 12%), U.S. federal (up 78%), and APAC (up 19%).

IP-based Global Services revenue was $35.5M, down 2% Yr./Yr. due to the 14-week quarter in Q2 14, which included an additional week of support revenue.

The SteelApp transaction closed on March 4, 2015, and the related product and support revenue recognized in the quarter was within the previously provided range of $2M to $3M.

The split of our IP Networking business based on customer use cases is an important measurement of the progress we are making on our data center strategy. Although it is difficult to identify all end users and their specific network deployments due to our two-tier distribution channel, we are providing estimates of the split of our IP Networking business. Our data center customers represented approximately 62% of IP Networking revenue in Q2 15, compared to 57% in Q2 14 and 53% in Q1 15.*

* The estimated percentage of revenue coming from data center IP Networking customers may fluctuate quarter to quarter due to the timing of large data center customer transactions and minor changes to classification from improved visibility of actual customer deployments, as well as the seasonality of the public sector, including federal. Other use cases, such as enterprise campus and carrier networks (MAN/WAN) represent the balance of the business.

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Brocade Q2 FY 2015 Earnings    5/21/2015

Q3 2015 Planning Assumptions and Outlook

Planning Assumptions

Brocade product revenue
- Expect SAN to be down 2% to 6% Qtr./Qtr.
- Expect IP Networking to be up 9% to 13% Qtr./Qtr.

Global Services
- Expect revenue to be up 1% to down 1% Qtr./Qtr.

Other P&L items
- Expect Non-GAAP tax rate of 25% to 27%

OEM SAN inventory
- Expect range of one to two weeks of supply

Outlook	Q3 2015
Revenue range	$540M-$560M
Non-GAAP gross margin(1)	67.0%-68.0%
Non-GAAP operating expenses(1)	42.0%-43.0%
Non-GAAP operating margin(1)	24.0%-26.0%
Other income/other expense	~($6.5M)
Non-GAAP tax rate(1)	25.0%-27.0%
Fully diluted shares outstanding	427M-432M
Non-GAAP EPS(1)	$0.21-$0.23
Operating cash flow	$25M-$45M
Capital expenditures	$18M-$22M
Adjusted free cash flow(2)	$20M-$40M

(1) Non-GAAP estimates assume the same exclusions as Q2 15 results, Please see GAAP to Non-GAAP reconciliation in appendix.
(2) Adjusted free cash flow excludes the reclassification of the excess tax benefits from stock-based compensation.

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Looking forward to Q3 15, we considered a number of factors, including the following, in setting our outlook:

•
For Q3 15, we expect SAN revenue to be down 2% to 6% Qtr./Qtr. We typically see weaker sequential buying patterns from our OEM partners in our fiscal Q3 and expect some of the Q2 market and partner challenges to continue into Q3.

•	We expect our Q3 15 IP Networking revenue to be up 9% to 13% Qtr./Qtr., principally driven by growth in the U.S. public sector, including federal, and our IP growth initiatives.

•	We expect our Global Services revenue to be within a range of up 1% to down 1% Qtr./Qtr.

•
Our forecast for SteelApp product and support revenue for the second half of FY15 remains unchanged. We anticipate Q3 and Q4 revenue to be in the range of $5M to $7M per quarter, which is included in the outlook ranges above.

•	We expect Q3 15 non-GAAP gross margin to be between 67% to 68%, and non-GAAP operating margin to be between 24.0% to 26.0%, primarily reflecting the expected mix of SAN and IP revenues.

•	At the end of Q2 15, OEM inventory was a little more than one and one-half weeks of supply based on SAN business revenue. We expect inventory to be between one to two weeks in Q3 15.

© 2015 Brocade Communications Systems, Inc.     Page 15 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Prepared Comments & Live Conference Call

May 21, 2015, 2:30-3:30 PM PT

Lloyd Carney
CEO

Dan Fairfax
CFO

Ken Cheng
CTO & SVP of Corporate Development and Emerging Business

Jason Nolet
SVP of Switching, Routing, and Analytics Products Group

Jeff Lindholm
SVP of Worldwide Sales

Jack Rondoni
VP of Storage Networking

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Prepared comments provided by Michael Iburg, Investor Relations

That concludes Brocade’s prepared comments. At 2:30 p.m. Pacific Time on May 21, Brocade will host a webcast conference call at www.brcd.com.

Thank you for your interest in Brocade.

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Brocade Q2 FY 2015 Earnings    5/21/2015

Appendix

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 17 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Quarterly Net Income (Loss) GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q2 14	Q3 14	Q4 14	Q1 15	Q2 15
Net income (loss) on a GAAP basis	$(13,684)	$87,352	$83,419	$87,267	$77,040
Gross margin adjustments:					
Stock-based compensation	3,474	4,121	4,225	3,816	1,986
Amortization of acquired intangibles	396	552	600	637	1,857
Total gross margin adjustments	3,870	4,673	4,825	4,453	3,843
Operating expense adjustments:					
Stock-based compensation	17,578	17,453	19,475	20,266	14,089
Amortization of acquired intangibles	131	131	135	138	627
Acquisition and integration costs	-	-	-	-	2,344
Restructuring, goodwill impairment, and other related costs (benefits)	82,703	131	229	-	(637)
Total operating expense adjustments	100,412	17,715	19,839	20,404	16,423
Total operating income adjustments	104,282	22,388	24,664	24,857	20,266
Gain on sale of non-marketable equity investment	-	(5,242)	-	-	-
Call premium cost and write-off of debt discount and debt issuance costs related to lenders that did not participate in refinancing	-	-	-	15,122	-
Convertible debt interest	-	-	-	678	3,639
Income tax effect of non-tax adjustments	(3,685)	(2,005)	(3,587)	(9,499)	(5,823)
Non-GAAP net income	86,913	102,493	104,496	118,425	95,122
Non-GAAP net income per share - basic	0.20	0.24	0.24	0.28	0.23
Non-GAAP net income per share - diluted	0.19	0.23	0.24	0.27	0.22
Shares used in non-GAAP per share calculation - basic	436,167	432,448	431,843	428,536	420,718
Shares used in non-GAAP per share calculation - diluted	450,449	441,789	441,649	439,156	433,234

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

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Brocade Q2 FY 2015 Earnings    5/21/2015

Quarterly Gross Margin and Operating Income GAAP/Non-GAAP Reconciliation

(In $1,000s)	Q2 14	Q3 14	Q4 14	Q1 15	Q2 15
GAAP gross margin	$354,292	$361,713	$377,118	$389,683	$372,209
Total gross margin adjustments	3,870	4,673	4,825	4,453	3,843
Non-GAAP gross margin	$358,162	$366,386	$381,943	$394,136	$376,052
GAAP gross margin, as a percent of total net revenues	66.0%	66.3%	66.8%	67.6%	68.1%
Non-GAAP gross margin, as a percent of total net revenues	66.7%	67.2%	67.7%	68.4%	68.8%
GAAP operating income	$20,195	$117,897	$126,530	$139,405	$114,205
Total operating income adjustments	102,282	22,388	24,664	24,857	20,266
Non-GAAP operating income	$124,477	$140,285	$151,194	$164,262	$134,471
GAAP operating income, as a percent of total net revenues	3.8%	21.6%	22.4%	24.2%	20.9%
Non-GAAP operating income, as a percent of total net revenues	23.2%	25.7%	26.8%	28.5%	24.6%

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

Additional Financial Information:

	Q2 14	Q1 15	Q2 15
GAAP product gross margin	67.8%	69.2%	70.0%
Non-GAAP product gross margin	68.3%	69.7%	70.6%

GAAP services gross margin	57.4%	59.3%	58.4%
Non-GAAP services gross margin	59.2%	61.4%	59.6%

© 2015 Brocade Communications Systems, Inc.     Page 19 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Adjusted Free Cash Flow Reconciliation

(In $1,000s)	Q2 14	Q3 14	Q4 14	Q1 15	Q2 15
Net cash provided by operating activities	$168,244	$106,031	$157,853	$10,393	$201,874
Less: capital expenditures	(14,429)	(13,780)	(13,559)	(16,514)	(17,577)
Free cash flow	153,815	92,251	144,294	(6,121)	184,297
Add: Excess tax benefits from stock-based compensation	13,080	10,283	26,865	16,102	13,468
Adjusted free cash flow(1)	166,895	102,534	171,159	9,981	197,765

(1) Adjusted free cash flow includes the impact on U.S. taxes payable of the excess tax benefits from stock-based compensation.

U.S. cash taxes were higher year-over-year as we are started to be subjected to U.S. federal alternative minimum tax as we have fully utilized our available operating NOLs and began to use the pool of excess tax benefits from stock-based compensation to reduce our U.S. tax payable. The benefit from operating NOLs is reflected in operating cash flows while the excess tax benefit from stock-based compensation is reflected as a reclass out of the operating cash flows and into the financing cash flows in our Statement of Cash Flows. As of the end of Q2 15, we have excess tax benefits from stock-based compensation available to reduce approximately $91M of future U.S. taxes payable.

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 20 of 21

Brocade Q2 FY 2015 Earnings    5/21/2015

Thank You

www.brcd.com

© 2015 BROCADE COMMUNICATIONS SYSTEMS, INC.

© 2015 Brocade Communications Systems, Inc.     Page 21 of 21